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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                         [Ernst & Young LLP letterhead]

The Board of Directors
Cypress Bioscience, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Equity Incentive Plan, as amended, of Cypress Bioscience, Inc. of our report dated February 9, 2001, except for the first paragraph of Note 7, as to which the date is March 9, 2001, with respect to statements included in the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP


San Diego, California
April 16, 2001